UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	90-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 26, 2022 SHF Holdings, Inc., a Delaware corporation (the “Company”) and Partner Colorado Credit Union, a Colorado not for profit credit union (“PCCU”), the Company’s largest stockholder, entered into a forbearance agreement. Pursuant to the forbearance agreement, PCCU agreed to defer $64,662,548 in principal and accrued payments owed pursuant to the September 28, 2022 business combination, which amount represented all amounts owed to PCCU pursuant to the business combination agreement (the “Deferred Obligation”) for a period of six (6) months while PCCU and the Company engaged in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation.

On March 29, 2023, the Company and PCCU entered into the following definitive transaction documents to settle and restructure the Deferred Obligation::

●	A five-year Senior Secured Promissory Note (the “Note”) in the principal amount of $14,500,000 bearing interest at the rate of 4.25% and a Security Agreement pursuant to which the Company will grant, as collateral for the Note, a first priority security interest in substantially all of the assets of the Company (the “Security Agreement,” and collectively with the Note, the “Note Documents”);

●	A Securities Issuance Agreement, pursuant to which the Company will issue 11,200,000 shares of the Company’s Class A Common Stock (the “Shares”) to PCCU. Following the issuance of the Shares, PCCU will own 54.93% of the outstanding Class A Common Stock. In connection with the Securities Issuance Agreement, the parties also entered into a Registration Rights Agreement and a Lock-Up Agreement (the “Lock-Up Agreement” and collectively with the Securities Issuance Agreement and the Registration Rights Agreement, the “Securities Issuance Documents”). The Registration Rights Agreement requires the Company to register the Shares for resale pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and the Lock-Up Agreement restricts PCCU from transferring the Shares until the earlier of (i) six (6) months after the date of the Securities Issuance Documents or (ii) the consummation of a transaction with an unaffiliated third party in which all of the Company’s stockholders have the right to exchange their shares of Class A Common Stock for cash, securities, or other property; and

●	A Commercial Alliance Agreement (the “Alliance Agreement”) that sets forth the terms and conditions of the lending-related and account-related services governing the relationship between the Company and PCCU from and after the date of the transactions. Collectively, the Note Documents, Securities Issuance Documents, and the Alliance Agreement are referred to as the Transaction Documents.

The foregoing description is only a summary of the Transaction Documents and is qualified in its entirety by reference to the full text of the Transaction Documents.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. In connection with the Securities Issuance Agreement, the Company will issue the Shares to PCCU on or before April 3, 2023. The Shares will not be registered under the Securities Act, and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01.	Regulation FD Disclosure.

On March 29, 2023, the Company issued a press release announcing that it had entered into the Transaction Documents with PCCU described in Item 1.01. The press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 29, 2023

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: March 30, 2023	By:	/s/ Donnie Emmi
Chief Legal Officer